Supplement to Agreement by and between Pollution Research and Control Corp.
                                       and
                  Astor Capital, Inc. dated September 21, 2001




This supplement to the above referenced agreement is intended to modify and amend the terms, conditions and covenants therein stated only in the following respect, and no other, the other terms, conditions and covenants to remain as therein stated:


         "The effective date of the Agreement is October 1, 2001, and prior thereto the Agreement may be terminated or amended by an agreement in writing signed by all the parties."




Signed this 28th day of September 2001 in Los Angeles, California.


POLLUTION RESEARCH AND                             ASTOR CAPITAL, INC.
CONTROL CORP.


By: /s/ Albert E. Gosselin                         By: /s/ Jacques Tizabi
    -----------------------                            -------------------------
    Albert E. Gosselin, Jr., President                 Jacques Tizabi, President



By: /s/ Donald R. Ford                             By: /s/ Ali Moussavi
    -----------------------                            -------------------------
    Donald R. Ford, Chief Financial                    Ali Moussavi, Secretary
    Officer